SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2001

                               GOLD STANDARD, INC.
                               -------------------
             (Exact name of Registrant as specified in its Charter)


          Utah                        001-08397              87-0302579
-------------------------------      -----------          -------------------
(State or other Jurisdiction of      (Commission           (I.R.S. Employer
Incorporation or Organization)        File No.)           Identification No.)



           136 South Main Street, Ste 712, Salt Lake City, Utah 84101
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (801) 328-4452

                                 Not applicable.
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events

         On October 19, 2001, the Registrant, Gold Standard, Inc. ("Gold Standard") was delisted from Nasdaq after failing to meet the net tangible assets and shareholders' equity requirements for continued listing on The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(B). The Registrant had previously received notice of a Nasdaq Staff Determination indicating that the Compay failed to meet such continued listing requirements, and had requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. During the weeks prior to the hearing, the Registrant pursued some alternatives to increase its net tangible assets and shareholders' equity, but such efforts were not successful.

         The Registrant's common stock is immediately eligible to trade on the OTC Bulletin Board and continues to be listed on the Pacific Stock Exchange.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

                                                REGISTRANT:
                                                GOLD STANDARD, INC.


Date: October 23, 2001                          By: /s/ Scott L. Smith
                                                   --------------------
                                                   Scott L. Smith
                                                   President and
                                                   Chief Financial Officer

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